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                                                                    EXHIBIT 99.2


MICROISLET ANNOUNCES DELAY IN FILING OF QUARTERLY REPORT ON FORM 10-QSB FOR THE SECOND QUARTER ENDED JUNE 30, 2006

SAN DIEGO, August 15, 2006 (PRIMEZONE) -- MicroIslet, Inc. (Amex: MII), a biotechnology company engaged in the research, development and commercialization of patented technologies in the field of transplantation therapy for people with insulin-dependent diabetes, today announced that it will not file its Quarterly Report on Form 10-QSB for the period ended June 30, 2006 with the Securities and Exchange Commission by August 14, 2006. The company filed today a Form 12b-25 (Notification of Late Filing) with the SEC seeking a 5-day extension to file its Quarterly Report on Form 10-QSB.

MicroIslet was unable to file its Quarterly Report by the deadline of August 14, 2006 due to a delay in the completion of its financial statements as of and for the quarter ended June 30, 2006. The Company is voluntarily reviewing its past stock option grant practices and related accounting treatment, and requires additional time to complete that review. Although the Company has not completed its work or reached final conclusions, preliminary information obtained in this inquiry indicates instances in which incorrect measurement dates may have been used for financial accounting purposes for certain stock option grants in 2002 and 2003. The Company does not believe that the financial statement impact of the items identified would be material to its consolidated financial statements, but cannot provide assurance that material items will not be identified during the completion of its internal review. The Company has found no evidence of intentional wrongdoing in this review. The Company expects to file its quarterly report on Form 10-QSB as soon as possible and before August 21, 2006.

About MicroIslet

MicroIslet is a biotechnology company engaged in the research, development, and commercialization of patented technologies in the field of transplantation therapy for people with insulin-dependent diabetes. MicroIslet's patented islet transplantation technology, exclusively licensed from Duke University, includes methods for isolating, culturing, cryopreservation, and immuno-protection (microencapsulation) of islet cells. MicroIslet is working to develop and commercialize a first product, called MicroIslet-P, a microencapsulated porcine islet cell suspension that will be used for transplantation in patients with insulin-dependent diabetes. Additional information about MicroIslet can be found at www.microislet.com.

Except for the historical information contained herein, the matters set forth in this press release, including the expectation of filing the Quarterly Report for the quarter ended June 30, 2006 by August 21, 2006 and the expectation that the final results of the Company's review of its stock option grant practices will not have a material impact on the Company's financial statements, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including MicroIslet's ability to continue as a going concern, the risks and uncertainties inherent in medical treatment discovery, development and commercialization, the risks and uncertainties associated with MicroIslet's early stage xenotransplantation technologies, the risks and uncertainties of governmental approvals and regulation, dependence on the Mayo Foundation for Medical Education and Research as a sole source supplier of animal parts for pre-clinical and clinical studies, MicroIslet's need to raise substantial additional capital to proceed through human clinical trials and bring any product to market, the risks that MicroIslet's competitors will develop or market technologies or products that are more effective or commercially attractive than MicroIslet's products, and other risks detailed from time to time in MicroIslet's most recent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. MicroIslet disclaims any intent or obligation to update these forward-looking statements.

    For further information, contact:

    Kevin A. Hainley, MicroIslet Inc.
    858-657-0287, info@microislet.com

    Sean Collins, Partner
    CCG Investor Relations & Strategic Communications
    310-231-8600 ext. 202